Exhibit 10.7

DIRECTOR INDEMNIFICATION AGREEMENT

THIS DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of [●], 2025, by and between Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557, with its registered office at Victoria Place, 31 Victoria Street, Hamilton, HM10, Bermuda, and its principal business address at Index Tower (East Tower), Unit 1703, Dubai (DIFC), United Arab Emirates (the “Company”), and [●], an individual (“Indemnitee”). Certain capitalized terms used herein are used as defined in Section 13 herein below.

WITNESSETH THAT:

WHEREAS, it is acknowledged that highly competent persons have become more reluctant to serve as company directors or in other supervisory capacities unless they are provided with adequate protection through insurance or suitable indemnification against inordinate risks of claims and actions against them arising out of or as a result of their service to and activities on behalf of the company;

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain suitably qualified individuals, the Company proposes to procure and maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons serving the Company and its Subsidiaries from certain liabilities. Although the furnishing of such insurance has, historically, been a customary and widespread practice, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to companies, corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining suitably qualified persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company as a whole, including to the Company’s shareholders and that the Company should take steps to assure such persons regarding the certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons, in each case to the fullest extent permitted by applicable law, so that such persons will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the amended and restated bye-laws and memorandum of association of the Company (the “Governing Documents”), and any shareholder resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the combined protection available under the Governing Documents and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified, to the fullest extent permitted by applicable law, on and subject to the terms set out herein;

WHEREAS, Indemnitee may have rights to indemnification and/or insurance provided by another current or former shareholder in the Company, or its affiliates (together, “Investor”), which Indemnitee and Investor intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time against such liability as may accrue against Indemnity in relation to his / her office as a director of the Company or matters arising therefrom. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified to the maximum extent permitted by applicable law1 against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the Indemnitee’s fiduciary responsibilities to the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the Indemnitee’s fiduciary responsibilities to the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that an Applicable Court shall [finally] determine that such indemnification may be made.

[1]	S98(2) Companies Act 1981 - Any provision between the company and any officer exempting such officer from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification of Investor. If (i) Indemnitee is or was affiliated with an Investor, and (ii) the Investor is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Investor’s involvement in the Proceeding (A) arises primarily out of, or relates to, any action taken by the Company that was approved by the Board, and (B) arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been, could have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Investor are the same or similar, then the Investor shall be entitled to seek all rights and remedies, including with respect to indemnification and advancement provided to the Indemnitee under this Agreement as if the Investor were the Indemnitee. The rights provided to the Investor under this Section 1(d) shall be suspended during any period during which the Investor does not have a representative on the Company’s Board; provided, however, that in the event of any such suspension or termination, the Investor’s rights to indemnification and advancement of expenses will not be suspended or terminated with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension or termination regardless of whether the Proceeding arises before or after such suspension or termination. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 2016, the Company and Indemnitee intend and agree that such an Investor is an express third party beneficiary of the terms of this Section 1(d).

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall, to the fullest extent permitted by applicable law, nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, to the fullest extent permitted by applicable law, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and documented amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitations that shall exist upon the Company’s obligations pursuant to this Agreement shall be (i) compliance with applicable law and (ii) that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) without prior consultation with and the agreement of Indemnitee, unless such settlement provides for a full and final release of claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, compliance with applicable law, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to the fullest extent permitted by applicable law to indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever in connection with a Proceeding in which Indemnitee is or was a party by reason of Indemnitee’s Corporate Status and in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), then to the fullest extent permissible under applicable law and public policy, the Company, in lieu of indemnifying Indemnitee, shall contribute to the documented amount actually incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within [30] days after the receipt by the Company of a statement or statements from Indemnitee, together with suitable documentary evidence of such Expenses, requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by suitable receipts evidencing such Expenses, together with an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. If, when and to the extent that it is so determined that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid within 30 days of such determination. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the laws and public policy of Bermuda. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification and the amounts thereof. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Company will be entitled to participate in the Proceeding at its own Expense.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the sole discretion of the Board: (i) by a majority vote of the disinterested directors, even if less than a quorum, (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even if less than a quorum, (iii) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the shareholders of the Company. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected by the Board and written notice of such selection shall be provided to Indemnitee. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13(d), and the objection shall set forth with sufficient particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition an Applicable Court for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). The Company shall pay any and all reasonable fees and documented expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company shall pay all reasonable fees and documented expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 6(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in under applicable law or this Agreement.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification to the fullest extent permitted by applicable law, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) of this Agreement and if within 30 days after receipt by the Company of the request for such determination, the Board or the disinterested directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at a general meeting thereof to be held within 75 days after such receipt and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Reasonable costs or documented expenses (including attorneys’ fees and disbursements) actually incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(h) In the event that any action, suit or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, suit or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification is timely made pursuant to Section 6(b), or (iv) payment of indemnification is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to seek an adjudication in an Applicable Court of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, all reasonable expenses (of the types described in the definition of Expenses in Section 13(c)) actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. To the extent that Indemnitee is judicially adjudicated not to be entitled to such indemnification, advancement of expenses or insurance recovery, Indemnitee shall reimburse the Company in full within 30 days of such determination.

(e) It is the intent of the Company that, to the fullest extent permitted by law and save in the event of manifest misfeasance or gross negligence by Indemnitee, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 30 days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such expenses to Indemnitee, which are actually incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by applicable law, whichever is greater.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Governing Documents, any agreement, a vote of shareholders, a resolution of the Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Governing Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the express request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall use commercially reasonable efforts thereafter to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Investor. The Company (i) is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of such an Investor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) is required to advance the full amount of documented expenses actually incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and documented amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Governing Documents (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against such an Investor. No advancement or payment by such an Investor on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and such Investor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that each of the entities that comprise such an Investor are express third party beneficiaries of the terms of this Section 8(c).

(d) Except as provided in Section 8(c),

(i) in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against an Investor), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights;

(ii) the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; and

(iii) the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the express request of the Company as a director, officer, employee or agent of any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity:

(a) prohibited by applicable law or public policy;

(b) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, that the foregoing shall not affect the rights of Indemnitee or an Investor set forth in Section 8(c);

(c) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of applicable statutory law or common law;

(d) for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(e) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or claw-back policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(f) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such Proceeding is one brought pursuant to Section 7(e) above to enforce or interpret Indemnitee’s rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, (iii) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding) or (iv) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the express request of the Company as a director, officer, employee or agent of another corporation, company, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, amalgamation, consolidation, sale of all or substantially all of the business or assets of the Company, or otherwise), assigns, spouses, heirs, executors and personal and legal representatives.

11. [RESERVED]

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) “Applicable Court” means an applicable court Bermuda having competent jurisdiction in respect of the matter presented.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express request of the Company.

(c) “Enterprise” means the Company and any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable and documented attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, necessary travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 7(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Governing Documents or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable documented fees of the Independent Counsel referred to above and to indemnify such counsel to the fullest extent permitted by applicable law against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee, or of any inaction on Indemnitee’s part, while acting in Indemnitee’s Corporate Status; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 to enforce Indemnitee’s rights under this Agreement.

(g) “Subsidiary” means any corporation, company, partnership, limited liability company, joint venture, trust or other entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such corporation, partnership, company, limited liability company, joint venture or other entity, or (B) more than 50% of the outstanding voting shares, voting capital stock or other voting equity interests of such corporation, company, partnership, limited liability company, joint venture or other entity.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or an Investor shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, three business days after deposit with a nationally recognized courier service, specifying express delivery, with written verification of receipt.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Bermuda, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in an Applicable Court, (b) consent to submit to the exclusive jurisdiction of the Applicable Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in such an Applicable Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in an Applicable Court has been brought in an improper or inconvenient forum.

21. Third-Party Rights. Except as expressly provided herein, a person who is not party to this Agreement shall have no right under the Contract (Rights of Third Parties) Act 2016 to enforce any of its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed by its duly authorized representative, effective as of the day and year first above written.

COMPANY:

KYIVSTAR GROUP LTD.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

[Signature Page to Director Indemnification Agreement]